Exhibit 99.s

SOURCE CAPITAL, INC.

POWER OF ATTORNEY

The undersigned Directors of the Source Capital, Inc., a Delaware corporation (the “Fund”), hereby appoints J. Richard Atwood and E. Lake Setzler, as attorneys-in-fact, with full power of substitution, and full power to sign for him or her and in his or her name in the appropriate capacities, the registration statement on Form N-2 of the Fund in connection with the rights offering and any “at the market” offerings, shelf offerings, or secondary offerings approved by the Directors of the Fund on July 8, 2019 (the “Registration Statement”), including any and all amendments to the Registration Statement and supplements or other instruments in connection therewith, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

By:	/s/ Sandra Brown	By:	/s/ Mark L. Lipson
	Sandra Brown		Mark L. Lipson
	Director		Director and Chairman of the Board

Date:	July 15, 2019	Date:	July 11, 2019

By:	/s/ Alfred E. Osborne	By:	/s/ A. Robert Pisano
	Alfred E. Osborne		A. Robert Pisano
	Director		Director

Date:	July 11, 2019	Date:	July 15, 2019

By:	/s/ Patrick B. Purcell	By:	/s/ J. Richard Atwood
	Patrick B. Purcell		J. Richard Atwood
	Director		Director

Date:	July 11, 2019	Date:	July 11, 2019